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                                                                       Exhibit 5

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]



                                                May 13, 2005




Penn Treaty American Corporation
3440 Lehigh Street
Allentown, Pennsylvania  18103

     Re:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have acted as counsel to Penn Treaty American Corporation, a Pennsylvania corporation (the "Company"), and are rendering this opinion in connection with the filing of an Amendment to a Registration Statement on Form S-3 on Form S-1 (the "Registration Statement") by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration by the Company of $14,000,000 aggregate principal amount of 6 1/4% Convertible Subordinated Notes due 2008 issued on February 2, 2004 (the "Series 1 Notes"), $2,000,000 aggregate principal amount of 6 1/4% Convertible Subordinated Notes due 2008 issued on February 19, 2004 (the "Series 2 Notes") and $10,000,000 aggregate principal amount of 6 1/4% Convertible Subordinated Notes due 2007 issued on November 24, 2004 (the "Series 3 Notes" and, together with the Series 1 Notes and the Series 2 Notes, the "Notes"), and 15,212,469 shares of common stock, par value $.10 per share (the "Common Stock"), to be sold by the holders thereof as described in the Registration Statement (the "Selling Securityholders"). The Common Stock consists of 14,857,143 shares issuable upon conversion of the Notes, 355,326 shares issuable at the Company's option as payment of discounted interest on Notes converted prior to October 15, 2005 from the date of conversion to October 15, 2005 and 100,000 additional shares issued in two private placements.

     In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto, and such records of the Company and other agreements, documents and instruments, and such certificates or comparable documents of public officials, officers and representatives of the Company and other persons, and have made such inquiries of such officers, representatives and other persons and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. In all cases, we have assumed the legal capacity and competence of all natural persons, the

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May 13, 2005
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genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the accuracy and completeness of all records and other information made available to us by the Company.

     Based upon and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

          (i) the Notes to be sold by the Selling Securityholders constitute valid and binding obligations of the Company; and

          (ii) the shares of Common Stock to be sold by the Selling Securityholders are validly issued, fully paid and non-assessable.

     Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors' rights and remedies generally; and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States and the laws of the Commonwealth of Pennsylvania.

     We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon for any other purpose without our prior written consent.

                                Very truly yours,

                                /s/ Ballard Spahr Andrews & Ingersoll, LLP